Exhibit 10.7

AMENDMENT TO THE

LSC COMMUNICATIONS, INC.

AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

THIS AMENDMENT TO THE LSC COMMUNICATIONS, INC. AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN (this “Amendment”), is made and adopted as of September 3, 2019, by the Board of Directors (the “Board”) of LSC Communications, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the LSC Communications, Inc. Amended and Restated 2016 Performance Incentive Plan (the “Plan”).

1.	Subject to obtaining the approval of the Company’s stockholders, the first paragraph of Article I, Section 3 of the Plan is hereby amended and replaced in its entirety as follows:

“3. Limitation on Shares to be Issued. Subject to adjustment as provided in Section 5 of this Article I, an aggregate of 6,600,000 shares of common stock shall be available under the Plan (comprised of the original 3,500,000 shares of common stock authorized for issuance under the Plan and an additional 3,100,000 shares of common stock authorized for issuance as of September 3, 2019), reduced by the aggregate number of shares of common stock which become subject to outstanding bonus awards, stock options, SARs which are not granted in tandem with or by reference to a stock option (“free-standing SARs”), restricted stock awards and stock unit awards. Shares subject to a grant or award under the Plan (including shares awarded under the Plan prior to the date of this amendment and restatement) which are not issued or delivered, by reason of the expiration, termination, cancellation or forfeiture of all or a portion of the grant or award or the settlement of the grant or award in cash shall again be available for future grants and awards under the Plan; provided, however, that for purposes of this sentence, stock options and SARs granted in tandem with or by reference to a stock option granted prior to the grant of such SARs (“tandem SARs”) shall be treated as one grant. Shares tendered or withheld upon exercise of an option, vesting of restricted stock or stock units, settlement of an SAR or upon any other event to pay exercise price or tax withholding, or shares purchased by the Company using the proceeds of the exercise a stock option, shall not be available for future issuance under the Plan. In addition, upon exercise of an SAR, the total number of shares remaining available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.”

2.	This Amendment will become effective and incorporated into the Plan on the date of approval by the Company’s stockholders.
3.	Except as expressly set forth herein, the Plan shall remain in full force and effect.

SC1:5007780.1A